UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☐	Soliciting Material Pursuant to Section 240.14a-12

UTi Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate Boulevard, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the 2007 Annual Meeting of Shareholders (members) of UTi Worldwide Inc. to be held in UTi’s Los Angeles Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, on Monday, June 11, 2007 at 9:00 A.M. (California time) for the following purposes:

1. To elect two class “A” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company; and

3. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

Our Board of Directors has fixed May 9, 2007 as the record date for determining the shareholders entitled to vote at the meeting.

A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2007 annual report to shareholders are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lance E. D’Amico
Secretary

Long Beach, California
May 14, 2007

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate Boulevard, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

PROXY STATEMENT

The Board of Directors of UTi Worldwide Inc. (the “Company”) is soliciting proxies to be voted at the 2007 Annual Meeting of Shareholders (members) of the Company to be held on Monday, June 11, 2007 at the Company’s Los Angeles Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, at 9:00 A.M., California time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. This proxy statement and the accompanying form of proxy are first being mailed to the Company’s shareholders on or about May 14, 2007.

Since the Company is incorporated under the laws of the British Virgin Islands, holders of the Company’s ordinary shares are technically referred to as “members” in the Company’s Memorandum and Articles of Association. For matters of convenience, however, such holders are referred to herein and in the accompanying notice and form of proxy as “shareholders” of the Company.

VOTING INFORMATION

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed May 9, 2007 as the record date (the “Record Date”) for determining the shareholders entitled to vote at the Annual Meeting. Only holders of record of the Company’s ordinary shares, no par value (the “Ordinary Shares”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 98,950, 245 Ordinary Shares outstanding (not including 1,157,706 shares held in treasury). Each Ordinary Share (other than those held in treasury) carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

If a shareholder’s Ordinary Shares are held by a broker as nominee (that is, in “street name”), then the shareholder must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker to vote the shares.

How to Vote

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail.  If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

By Telephone.  If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. or Canada, please contact the Secretary of the Company at 1-310-604-3311 (collect) for information on how you can vote by telephone.

By Internet.  If you are a holder of record, you can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Annual Meeting.  The way you vote your Ordinary Shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on the Record Date. You must contact your brokerage firm directly in advance of the Annual Meeting to obtain a legal proxy.

If your Ordinary Shares are held by a broker as nominee (that is, in “street name”), then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you sign and return your proxy without any voting instructions, your shares will be voted as the Board of Directors recommends. If you have any questions regarding how to vote, please contact the Secretary of the Company at 1-310-604-3311 (collect).

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

How Your Shares Will Be Voted

Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for the election of the Board of Directors’ nominees for Class “A” directors and for the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants of the Company. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. As to any other business or matters which might otherwise properly come before the Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

Voting, Quorum and Broker Non-Votes

Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. In the election of directors, the two nominees receiving the highest number of votes “for” election as a director at the Meeting will be elected as directors to serve a three-year term expiring at the annual meeting in 2010 and until their respective successors are duly elected and qualified. This number is called a plurality. The affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on each proposal is required for the adoption of each such proposal (other than the election of directors). Abstentions and non-votes will have no effect on the voting with respect to any proposal as to which there is an abstention or non-vote. A non-vote may occur when a nominee holding Ordinary Shares for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. Although we have no present plans to do so, we may retain a proxy solicitation firm to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication. If we retain a proxy solicitation firm, we estimate such firm’s fees would be less than $5,000, plus out-of-pocket expenses.

Nominations for Directors for the Annual Meeting

The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders (the “Nomination Procedures”) and no shareholder submitted a nominee for possible election as a director at the Annual Meeting in accordance with the Nomination Procedures. For information related to application of the Nomination Procedures for the 2008 annual meeting, see the discussion which appears later in this proxy statement under the caption “Submission of Shareholder Proposals and Director Nominations for the 2008 Annual Meeting.”

Shareholder Proposals for the Annual Meeting

The Company’s Articles of Association also set forth certain procedures relating to shareholders properly bringing business before the Annual Meeting (the “Proposal Procedures”) and no shareholder submitted a proposal for consideration at the Annual Meeting in accordance with the Proposal Procedures. For information related to the application of the Proposal Procedures for the 2008 annual meeting, see the discussion which appears later in this proxy statement under the caption “Submission of Shareholder Proposals and Director Nominations for the 2008 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares, each of our directors, each of the executive officers named in the Summary Compensation Table included herein under the caption “Compensation of Executive Officers” (we refer to these executive officers as the “Named Executive Officers”) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the Securities and Exchange Commission (the “SEC”) or is based upon the knowledge of the Company, and is as of April 30, 2007 unless otherwise indicated in the footnotes.

	Amount and Nature of
	Beneficial Ownership(1)
	Number of
	Ordinary Shares	Right to	Percent of
Name	Owned(1)	Acquire(2)	Class (1)(2)

Union-Transport Holdings Inc.(3)	5,439,675	—	5.4%
PTR Holdings Inc.(4)	9,372,245	—	9.4%
T Rowe Price Associates, Inc.(5)	11,430,870	—	11.4%
FMR Corp.(6)	6,788,865	—	6.8%
Class “A” Directors:
C. John Langley, Jr.	2,928	47,469	*
Allan M. Rosenzweig	6,717	20,469	*
Class “B” Directors:			*
Leon J. Level	3,000	27,186	*
J. Simon Stubbings	37,527	29,924	*
Class “C” Directors:
Brian D. Belchers(7)	2,958	—	*
Roger I. MacFarlane(8)	2,083,745	534,854	2.6%
Matthys J. Wessels(9)	3,940,513	59,963	4.0%
Other Named Executive Officers:
John Hextall	101,335	79,725	*
Gene Ochi	61,054	259,500	*
Lawrence Samuels	58,392	351,038	*
All directors and executive officers as a group (12 persons)(10)	6,298,169	1,467,166	7.8%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)	Indicates shares which the person or group has the right to acquire within 60 days of April 30, 2007. For employees (Messrs. MacFarlane, Wessels, Hextall, Ochi and Samuels), the shares listed in this column may be acquired upon the exercise of stock options. For Messrs. Langley, Rosenzweig, Level and Stubbings, 45,000, 18,000, 18,000 and 27,000 of the shares indicated in this column, respectively, may be acquired pursuant to the exercise of stock options. In addition to stock options, the shares indicated in the table for Messrs. Langley, Rosenzweig, Level and Stubbings include restricted share units awarded pursuant to the 2004 Non-Employee Directors Share Incentive Plan (the “Directors Incentive Plan”), which units represent the right to acquire 2,469, 2,469, 2,469 and 2,924 shares, respectively. Also included in the table for Mr. Level are 6,717 shares which are subject to his right to defer receipt of such shares pursuant to the terms of the plan. For all directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 1,450,118 shares that may be acquired upon the exercise of stock options and an aggregate of 17,048 shares underlying restricted share units, in each case including options and restricted share units disclosed in the previous sentences.

(3)	Based on an amendment to Schedule 13D filed with the SEC on January 5, 2007, Union-Transport Holdings Inc. (“UT Holdings”) is the beneficial owner of the shares indicated in the above table. UT Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings Inc. (“PTR Holdings”) is the owner of approximately 49.8% of the outstanding voting securities of UT Holdings. As a result, PTR Holdings may have indirect beneficial ownership with respect to the Ordinary Shares beneficially owned by UT Holdings (but disclaims such beneficial ownership). Roger I. MacFarlane is the owner of 11% of the outstanding securities of UT Holdings. An irrevocable trust formed under the laws of California and established for the descendents of Mr. MacFarlane is the owner of 11% of the outstanding securities of UT Holdings. The independent trustee of such trust has the power to make decisions with regard to its UT Holdings securities. In addition, 28% of the outstanding securities of UT Holdings are held by or for the benefit of the Anubis Trust (a trust organized under the laws of the Guernsey Islands, originally established in 1987 pursuant to an anti-Apartheid divestiture law then applicable to a predecessor corporation to some of the Company’s South African operations), which is converting into a charitable organization with an independent trustee and an independent protector. Pursuant to separate voting arrangements (which do not confer investment or dispository power over the shares) between UT Holdings and certain of its shareholders, UT Holdings agreed to vote a portion of the Ordinary Shares that it holds of record as directed by the following shareholders of UT Holdings in proportion to their interests in UT Holdings as follows:

Number
Shareholders	of Shares

PTR Holdings	2,708,958
Mr. MacFarlane	598,365
Trust for MacFarlane descendants	598,365

Mr. MacFarlane and the trust for his descendents disclaim beneficial ownership of the Ordinary Shares held by UT Holdings to the extent such holdings exceed the number of Ordinary Shares that may be indirectly voted by them and disclaim any pecuniary interest in any shares beneficially held by UT Holdings.

(4)	Based on an amendment to Schedule 13D filed with the SEC on January 5, 2007, of the shares listed in the above table, 3,932,570 Ordinary Shares are held directly by PTR Holdings and 5,439,675 Ordinary Shares are beneficially owned by UT Holdings. PTR Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is indirectly owned by holding companies indirectly controlled by Matthys J. Wessels, Mr. MacFarlane and Peter Thorrington, a former officer and director of the Company, and by the Anubis Trust. Pursuant to separate voting arrangements between PTR Holdings and certain of its shareholders, PTR Holdings agreed to vote a portion of the Ordinary Shares owned of record by PTR Holdings and the Ordinary Shares owned of record by UT Holdings which PTR Holdings may vote by virtue of the voting arrangement between PTR Holdings and UT Holdings described in footnote 3 above, as directed by those shareholders of PTR Holdings in proportion to their respective interests in PTR Holdings. According to such arrangements, Messrs. MacFarlane, Thorrington and Wessels, indirect shareholders of PTR Holdings, have voting power (but not investment or dispository power) over the following Ordinary Shares:

Number
Shareholders	of Shares

Mr. MacFarlane	1,436,528
Mr. Thorrington	1,436,529
Mr. Wessels	1,707,019

PTR Holdings disclaims beneficial ownership of the Ordinary Shares held by UT Holdings. Each of Messrs. MacFarlane, Thorrington and Wessels disclaim beneficial ownership of the Ordinary Shares held by PTR Holdings to the extent such holdings exceed the number of shares that may be indirectly voted by them and disclaim any pecuniary interest in any shares beneficially held by PTR Holdings.

(5)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 14, 2007 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates business address, as listed in the amendment to Schedule 13G, is 100 E. Pratt Street, Baltimore, Maryland, 21202. According to the amended Schedule 13G, these securities are owned by various individual and institutional investors and Price Associates serves as an investment advisor with power to direct investments. Price Associates has sole voting power with respect to 3,125,170 shares. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 14, 2007 by FMR Corp. (“FMR”). FMR’s business address, as listed in the amendment to Schedule 13G, is 82 Devonshire Street, Boston, Massachusetts, 09209. According to the amendment to the Schedule 13G, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 6,098,401 Ordinary Shares as a result of acting as investment advisor to various investment companies (the “Fidelity Funds”) registered under Section 8 of the Investment Company Act of 1940, (ii) Mr. Edward C. Johnson 3d, chairman of FMR, and FMR, through its control of Fidelity Management & Research Company, each has sole power to dispose of the 6,098,401 Ordinary Shares beneficially owned by Fidelity Management & Research Company and the Fidelity Funds but the power to vote such shares resides solely with the Fidelity Funds’ Board of Trustees, (iii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 31,200 Ordinary Shares as a result of its serving as investment manager to certain institutional accounts, (iv) Mr. Johnson and FMR, through its control of Fidelity Management Trust Company, have sole dispositive power and sole power to vote or direct the voting of 31,200 Ordinary Shares, (v) Pyramis Global Advisors Trust Company (“Pyramis”), a wholly-owned subsidiary of FMR, is the beneficial owner of 659,264 Ordinary Shares, and (vi) each of Mr. Johnson and FMR, through its control of Pyramis, has sole dispositive power and sole power to vote or direct the voting of 659,264 Ordinary Shares.

(7)	The shares indicated in the table for Mr. Belchers are comprised of restricted shares awarded pursuant to the Directors Incentive Plan. In connection with these awards, Mr. Belchers has made an election under Section 83(b) of the Internal Revenue Code, which election entitles him to receive restricted shares instead of restricted share units.

(8)	Includes the 2,034,893 Ordinary Shares which Mr. MacFarlane would have the power to vote pursuant to the voting arrangements described in footnotes (3) and (4) above pertaining to each of UT Holdings and PTR Holdings. Excludes 598,365 shares which may be voted by the irrevocable trust established for Mr. MacFarlane’s descendents pursuant to the voting arrangement described in footnote (3) above as Mr. MacFarlane disclaims beneficial ownership of such shares.

(9)	Includes 2,184,642 Ordinary Shares held by Wagontrail Investments NV (“Wagontrail”), a holding company indirectly controlled by Mr. Wessels. Also includes the 1,707,019 Ordinary Shares which Mr. Wessels would have the power to vote pursuant to the voting arrangements described in footnote (4) above.

(10)	This number includes the Ordinary Shares which Messrs. Wessels and MacFarlane would have voting power over by virtue of the voting arrangements described in footnotes (3), (4), (8) and (9) above.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Pursuant to our Articles of Association, which provide for a “classified” board of directors, two persons, C. John Langley, Jr. and Allan M. Rosenzweig, have been nominated by our Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2010 and until their respective successors are duly elected and qualified.

Currently, we have a seven member Board of Directors divided into three classes. We currently have two Class “B” directors whose terms expire at the 2008 annual meeting of shareholders, three Class “C” directors whose terms expire at the 2009 annual meeting of shareholders, and two Class “A” directors whose terms expire at the Annual Meeting.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the two Class “A” director nominees listed below. Each of the nominees presently serves as a Class “A” director and has served continuously as a director of the Company since the date indicated in his biography below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. The Board of Directors unanimously recommends a vote “for” the election of Messrs. Langley and Rosenzweig as Class “A” directors.

Information About Class “A” Director Nominees

The following table sets forth information regarding the two nominees for election as a Class “A” director, including age on the date of the Annual Meeting and business experience during the past five years.

		Director
Name	Age	Since	Principal Occupation and Other Information

C. John Langley, Jr.	61	2003	C. John Langley, Jr. is The Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty at the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley is also director of Supply Chain Executive Programs at the Georgia Institute of Technology and serves as Executive Director of the Supply Chain Executive Forum. Prior to his September 2001 appointment with Georgia Tech, Dr. Langley served as a professor at the University of Tennessee from September 1973, where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation. Dr. Langley received his Ph.D. from Pennsylvania State University.

		Director
Name	Age	Since	Principal Occupation and Other Information

Allan M. Rosenzweig	52	2000	Allan M. Rosenzweig is the chief executive officer of Ibex Financial Services LLC, a company active in the field of asset-backed finance which he founded in May 2005. Mr. Rosenzweig served as an Executive Vice President of Active International, a diversified marketing and business solutions provider, from January 2004 to May 2005. Mr. Rosenzweig served as Group Director – Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. Mr. Rosenzweig also serves as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “B” or Class “C” directors and are continuing in office as directors of the Company:

Class “B” Directors — Terms Expiring at 2008 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Leon J. Level	66	2001	Leon J. Level retired in 2006 from Computer Sciences Corporation (“CSC”), a New York Stock Exchange listed company. . Mr. Level served as Corporate Vice President and Chief Financial Officer and a director of CSC from 1989 to 2006. Additionally, Mr. Level is a director of Levi Strauss & Co. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with the Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both a B.B.A. and M.B.A. degrees from the University of Michigan.
J. Simon Stubbings	62	1998	J. Simon Stubbings has served as our non-executive Chairman of the Board since May 2004. Since 1997, Mr. Stubbings has been self-employed as a consultant providing legal services, but has not provided any legal services to the Company. Since August 1999, Mr. Stubbings has served as a non-executive director of Hitachi Credit (UK) PLC, a company listed on the London Stock Exchange. From 1993 to 1997, Mr. Stubbings served as the managing partner for Theodore Goddard, a law firm in London, England. Mr. Stubbings received an Honors Degree in History and Political Science from the University of Dublin. Mr. Stubbings qualified as a solicitor in England and Wales in 1972.

Class “C” Directors — Terms Expiring at 2009 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Brian D. Belchers	61	2006	Brian D. Belchers has served as a director of Sage Publications, Inc. since 2005. Mr. Belchers also served as a consultant since January 2004, although he does not provide consulting services to the Company. From May 2000 to January 2004, Mr. Belchers served as Vice President of Cap Gemini, a management consulting firm. From October 1982 to May 2000, Mr. Belchers was a Partner at Ernst & Young LLP. Mr. Belchers, as a Rhodes Scholar, graduated with a Masters of Arts in political science and economics from Oxford University. Mr. Belchers received a Bachelor of Commerce degree from the University of Natal and was a qualified chartered accountant in South Africa.
Roger I. MacFarlane	62	1995	Roger I. MacFarlane has served as our Chief Executive Officer since May 2000 and has been a director since our formation in 1995. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.
Matthys J. Wessels	62	1995	Matthys J. Wessels was appointed as Vice Chairman of the Board of Directors in May 2004 and has served as one of our directors since our formation in 1995. Prior to that Mr. Wessels served as our Chairman of the Board of Directors from January 1999 until May 2004 and also served as our Chief Executive Officer — African Region and a director from our formation in 1995 until March 2007. Mr. Wessels served as our Chief Executive Officer from 1998 to April 2000. From 1987 until January 2006, Mr. Wessels served as the Chairman of United Service Technologies Limited, a company which was publicly listed on the JSE Securities Exchange South Africa until December 2004. Mr. Wessels received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee whose functions are briefly described below.

During the fiscal year ended January 31, 2007 (the “Fiscal Year” or “Fiscal 2007”), the Board of Directors met six times.

Audit Committee.  The Audit Committee provides oversight of the (a) accounting and financial reporting process, (b) audits of the Company’s financial statements and internal control over financial reporting, (c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal controls. The members of the Audit Committee are Messrs. Level, who chairs the committee, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are “audit committee financial experts” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Langley, Level and Rosenzweig understands fundamental financial statements, including a balance sheet, income statement, and cash flow statement, and meets the other requirements for audit committee members prescribed by the Nasdaq Rules. The Audit Committee met 14 times during Fiscal 2007. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee.  The Compensation Committee is responsible for determining or recommending to the Board the compensation of the Company’s Chief Executive Officer, executive officers and certain other key employees. In addition, the Compensation Committee recommends general guidelines for compensating other selected employees of the Company. The members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Stubbings. The Board has determined that each member of the Compensation Committee is an independent director as defined in the Nasdaq Rules. The Compensation Committee met nine times during the Fiscal Year. The Compensation Committee operates under a written charter adopted by the Board of Directors.

In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, for the fiscal years ended January 31, 2006, 2007 and 2008 the Compensation Committee directly retained Watson Wyatt Worldwide as an external consultant to provide insight and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of the Company’s executives to performance, and other topics as the Compensation Committee deemed appropriate.

Nominations and Corporate Governance Committee.  The Nominations and Corporate Governance Committee is responsible for selecting or recommending nominees for election to the Board of Directors and for monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with all corporate governance requirements applicable to the Company and recommending procedures for maintaining and improving such corporate governance of the Company to maintain shareholder confidence in the Company. The committee recommends to the Board those persons to be nominated for election on the Board who shall be submitted to the shareholders for election at each annual meeting and nominees to be appointed to fill vacancies and newly created directorships. The members of the Nominations and Corporate Governance Committee are Messrs. Stubbings, who chairs the committee, Belchers and Langley. The Board has determined that each member of the Nominations and Corporate Governance Committee is an independent director as defined in the Nasdaq Rules. The Nominations and Corporate

Governance Committee met seven times during the Fiscal Year. The Nominations and Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year.

The charters for the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are available at the Company’s website, www.go2uti.com. Information provided on the Company’s website, however, does not form a part of this proxy statement.

Governance

Director Independence.  The Board of Directors has determined that the following directors are “independent” as defined in the Nasdaq Rules: Messrs. Belchers, Langley, Level, Rosenzweig and Stubbings.

Director Nominations.  The nominees for Class “A” directors were recommended to the entire Board by the Nominations and Corporate Governance Committee.

The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee as described below under “Shareholder Communication with Board Members.” Such notice should contain the information required by our Articles of Association for nominations by shareholders as described below under “Submission of Shareholder Proposals and Director Nominations for the 2008 Annual Meeting.” Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. In addition, the committee establishes, in consultation with the other independent members of the Board of Directors, criteria for the selection of new directors to serve on the Board of Directors. In identifying candidates, the Nominations and Corporate Governance Committee takes into account the factors it considers appropriate, including, but not limited to, (i) the goal that the Board of Directors, as a whole, consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a candidate as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC); (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes, however, it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board meet the definition of “independent director” under the applicable Nasdaq Rules. The Nominations and Corporate Governance Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board. The Committee has in the past engaged a third-party search firm to assist in the identification and evaluation of potential director nominees.

Shareholder Communication with Board Members.  The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance.” By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Board Member Attendance at Annual Meetings.  The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. All of the Company’s directors attended the 2006 annual meeting.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-executive directors for Fiscal 2007. Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

	Fees Earned or			Option	All Other
Non-Executive Directors	Paid in Cash	Stock Awards(1)		Awards(2)	Compensation	Total

J. Simon Stubbings	$108,500	$77,344		$12,640	$—	$198,484
Leon J. Level	92,083	65,305	(3)	5,658	—	163,046
Allan M. Rosenzweig	91,083	65,305		5,658	—	162,046
C. John Langley, Jr.	79,500	65,305		66,716	—	211,521
Brian D. Belchers	66,167	59,212	(4)	—	—	125,379

(1)	The amounts set forth in this column are equal to the compensation cost recognized, or “expensed,” during Fiscal 2007 for financial statement purposes (excluding forfeiture assumptions) in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (revised 2004), Share Based Payment (SFAS No. 123R), and relate to restricted shares and restricted share units granted under the Directors Incentive Plan. Additional information related to the calculation of the compensation cost is set forth in Note 12 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to Fiscal 2007.

On the date of the 2006 annual meeting of shareholders, the Company granted to each non-executive director an award equal to that number of restricted share units (or, in the case of Mr. Belchers, restricted shares) determined by dividing $65,000 by the closing price of the Ordinary Shares on the grant date (the date of the 2006 annual meeting). In addition, in the case of Mr. Stubbings in his role as Chairman of the Board, the Company granted an additional award equal to that number of restricted share units determined by dividing $12,000 by the closing price of the Ordinary Shares on the grant date (the date of the 2006 annual meeting).

(2)	The amounts set forth in this column are equal to the compensation cost recognized, or “expensed,” during Fiscal 2007 for financial statement purposes (excluding forfeiture assumptions) in accordance with SFAS No. 123R, and relate to stock options granted under the Directors Incentive Plan. Additional information related to the calculation of the compensation cost is set forth in Note 12 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to Fiscal 2007.

(3)	In connection with his stock award, Mr. Level exercised his directors’ deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s restricted shares which have been deferred will be distributed to him as follows: (a) in the event of his death or a change in control of the Company, immediately upon the occurrence of such event in one lump sum and (b) at such time as he ceases to be a member of the Board of Directors (excluding as a result of an event described in clause (a) above), in three equal installments, with one-third of the shares being distributed to him on each of the first three anniversaries of the date on which he ceased to be a director.

(4)	In connection with his stock award, Mr. Belchers made an election under Section 83(b) of the Internal Revenue Code, which election entitled him to receive restricted shares instead of restricted share units.

The aggregate number of stock options and restricted share units outstanding for each non-executive director as of January 31, 2007 is indicated in the table below. The compensation costs for all options were computed in accordance with SFAS No. 123R. The Company ceased granting stock options to non-employee directors after December 2003.

Non-Executive Directors	Stock Options(1)	RSUs

J. Simon Stubbings	27,000	2,924
Leon J. Level	18,000	9,186	(2)
Allan M. Rosenzweig	18,000	2,469
C. John Langley, Jr.	45,000	2,469
Brian D. Belchers	—	2,469	(3)

(1)	All stock options outstanding as of January 31, 2006 have fully vested.

(2)	In connection with each grant of RSUs, Mr. Level exercised his directors’ deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s restricted deferred shares will be distributed to him as indicated in footnote (3) to the table above.

(3)	In connection with his stock award, Mr. Belchers made an election under Section 83(b) of the Internal Revenue Code, which election entitled him to receive restricted shares instead of restricted share units.

In June 2006, the Board adopted a revised compensation policy for its non-employee directors, which provides for the compensation described below.

Cash Compensation.  During Fiscal 2007, Mr. Stubbings, as the non-executive Chairman of the Board, received an annual retainer of $75,000 and was not entitled to receive any additional retainers for serving as the chairperson of any Board committees. Each of the other non-employee directors received an annual retainer of $35,000 for service on the Board. The chairpersons of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are entitled to receive an annual retainer of $12,000, $7,000 and $3,000, respectively. The other members of those committees are entitled to receive annual retainers of $7,000, $3,000 and $1,000, respectively. In addition, non- employee directors receive meeting fees of $2,000 for each Board meeting, attended in person or by telephone, and $1,000 for each committee meeting attended in person or by telephone on or prior to the date of the 2006 annual meeting and $1,500 for each committee meeting attended in person or by telephone thereafter.

Non-Employee Directors Share Incentive Plan.  The Directors Incentive Plan provides for the issuance of restricted shares, restricted share units, elective grants and deferred share units. 600,000 Ordinary Shares are reserved for issuance under this plan, subject to adjustments. The plan terminates on June 25, 2014.

On the date that each person first becomes a director who has not been an employee of the Company or any of its subsidiaries within the 12 months preceding such date, such director shall be entitled to receive an initial award of restricted share units (or, if determined by the Board, restricted shares) pursuant to the Directors Incentive Plan (an “Initial Award”). The number of either restricted share units or restricted shares contained in such Initial Award shall be determined by dividing $75,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the grant date (i.e. the date of the annual meeting or the date such director is first appointed as a director, as the case may be). In addition, on the date of each annual meeting, the Company will grant to each director who has not been an employee of the Company or any of its subsidiaries within the past 12 months preceding the date of the annual meeting (an “Eligible Director”) an award of that number of restricted share units (or, if determined by the Board, restricted shares) determined by dividing $75,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as a director (an “Automatic Award”).

The Directors Incentive Plan also provides for “Chairman Awards” to be granted at each annual meeting to the Company’s Chairman of the Board if the Chairman of the Board is then an Eligible Director. The number of restricted share units (or, if determined by the Board, restricted shares) which constitute a Chairman

Award is determined by dividing $12,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as both an Eligible Director and Chairman of the Board. Chairman Awards are in addition to any Initial Awards or Automatic Awards which an Eligible Director may otherwise be entitled to receive under the Directors Incentive Plan.

All restricted shares shall vest, and all restricted share units shall vest and convert into Ordinary Shares, at the next year’s annual meeting, subject to the directors’ deferral rights, provided that the director is an “Eligible Director” on the vesting date. Eligible Directors are also entitled to receive an amount equal to the per share cash dividend paid on Ordinary Shares on the number of restricted share units or restricted shares held by such directors. Granted but unvested units are forfeited if the director is no longer an Eligible Director. On the date of the Company’s annual meeting in 2006, Mr. Belchers elected to receive 2,469 restricted shares, each of Messrs. Langley, Level and Rosenzweig were awarded 2,469 restricted share units, and Mr. Stubbings was awarded 2,924 restricted share units, pursuant to the Directors Incentive Plan. Such awards will vest at the Annual Meeting.

In addition, Eligible Directors may elect pursuant to the Directors Incentive Plan to receive all or a portion of their cash compensation in the form of restricted shares and may further elect to defer receipt of such restricted shares. To date, none of the directors have elected to receive such shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Our Board of Directors has generally delegated all compensation-related matters to our Compensation Committee. The Compensation Committee determines the compensation of the Company’s chief executive officer, executive officers and other select senior managers, who we refer to collectively as “senior executives.” In fulfilling these duties, the committee considers, analyzes and assesses the compensation packages of similarly situated persons in other organizations similar to the Company and determines the compensation packages, including salaries, bonuses, long-term incentives and other compensation for our senior executives. From time to time, the committee has engaged, and expects to engage in the future, outside compensation consultants and other experts for survey data and other relevant information and services.

Executive Compensation Philosophy.  The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s senior executives and support the business strategies and long-term plans of the Company. In particular, the committee has established the following guiding principles for the Company’s executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively as compared to appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executive talent.

•	Pay for Performance — A portion of compensation should be tied to the performance of the individual senior executive, his or her specific business unit or function, and the Company overall.

•	Accountability for Short and Long-Term Performance — Annual incentive bonuses and long-term equity-based incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term.

•	Alignment of Shareholders’ Interests — Long-term equity-based incentives should align decision-making with the interests of the Company’s shareholders.

Independent Consultant Review of Executive Compensation.  In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, in Fiscal 2006, 2007 and 2008 the Compensation Committee directly retained Watson Wyatt Worldwide (“Watson Wyatt”) as an external consultant to provide insight and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of the Company’s executives to performance, and other topics as the Compensation Committee deemed appropriate. Watson Wyatt is independent of the Company and reports directly to the Chair of the Compensation Committee. Watson Wyatt does not have any other business relationship with the Company. When appropriate, the Committee will have discussions with Watson Wyatt without management present to ensure impartiality.

Benchmarking and Peer Group.  From time to time, with the assistance of Watson Wyatt, the Compensation Committee analyzes compensation market data from the following survey sources:

•	Watson Wyatt’s 2006/2007 Industry Report on Top Management Compensation

•	Towers Perrin’s 2006 Executive Compensation Survey

•	Mercer’s 2006 Executive Compensation Survey

•	Hewitt Associates’ 2006 Executive Compensation Survey

In analyzing this information, the committee focuses on companies in service industries with net revenues between $1 billion and $2 billion and, for the purposes of evaluating the compensation levels of regional leaders, service companies with net revenues between $300 million to $900 million.

In addition to analyzing relevant market data, the committee surveys the compensation practices of the Company’s peers. The committee evaluates the list of peers from time to time and adjusts the list as appropriate. The list of peer group companies is chosen based on a number of factors, but generally represents companies that compete for similar executive talent, including freight forwarding, transportation services and logistics services companies. For compensation awarded at the beginning of Fiscal 2007, the peer group consisted of CNF Inc., EGL Inc., Hub Group Inc., Pacer International Inc., Park Ohio Holdings Corp. and Ryder Systems Inc. As the Company has grown, the set of companies that we consider to be relevant peer comparables has changed. Beginning with the fiscal year ending January 31, 2008 (“Fiscal 2008”), the peer group was changed to Abx Air Inc., CH Robinson Worldwide Inc., Con-Way Inc., EGL Inc., Expeditors International Washington Inc., Hub Group Inc., Pacer International., Park Ohio Holdings Corp. and Ryder System Inc.

The committee strives to set compensation targets that are competitive with relevant market data and its peer group (the “comparable company group”). For base salary, the committee generally targets the 50th percentile of the comparable company group. To establish a competitive advantage in attracting and retaining key executives and to emphasize the committee’s principle of, and commitment to, managing the business for the long-term, the committee generally sets incentive compensation and total long-term equity-based incentive targets between the 50th and 75th percentile of the comparable company group. Actual salary increases, incentive bonus awards and long-term equity-based incentive awards will vary based on an individual’s responsibilities, performance and business unit/function results. This target pay philosophy currently positions total compensation for the Company’s senior executives at approximately the 60th percentile of the comparable company group.

Pay-for-Performance Analysis.  In 2007, the Compensation Committee retained Watson Wyatt to conduct a pay-for-performance analysis of the Company’s executive compensation program to provide a perspective on the alignment of pay and performance versus a peer group. The peer group contained the same companies as identified above for Fiscal 2008. This historical analysis included a comparison of the Company to the peer group with respect to realizable compensation for the Named Executive Officers and a number of financial metrics, including sales growth, free cash flow growth, earnings per share growth and total shareholder return for the year ended January 31, 2006 and the three year period ended January 31, 2006. In its analysis, Watson Wyatt defined realizable compensation as the sum of the cash paid to the Named Executive Officers, current value of in-the-money stock options and the value of Restricted Share Units and Performance-Based Restricted Share Units. The analysis demonstrated that pay and performance are appropriately aligned for the Named Executive Officers because the realizable compensation paid to those executives is correlated with the Company’s financial performance and total shareholder return during the relevant periods.

Historic Compensation Practices.  Prior to the Company’s initial public offering here in the United States, the Company’s senior management included four executive “founders,” including Mr. MacFarlane and Mr. Wessels. The four founders each were paid a substantially comparable base salary. The base salary for each was determined by calculating the combined market rate of pay for the four positions and dividing by four (with some adjustments made for cost of living differences between their respective countries of residence). As a result, our chief executive officer was paid a below market salary. Following our initial public offering, this compensation policy continued. Although Mr. MacFarlane’s base salary and bonus have increased since our initial public offering, we believe that his total compensation is likely below market for his experience level, scope of responsibility and individual level of performance as well as the Company’s size, growth rate and overall level of performance. As a result, we believe that we may be required to pay higher compensation levels to his successor.

“Ex-Pat” Compensation Philosophy.  Given the Company’s geographic diversity, from time to time the Company relocates senior executives for short to medium term assignments in geographies outside their home geography. When relocating executives, the Company generally pays such employees a market rate for that person’s job in the local country rather than pay based on a “tax equalization” rate.

Management Involvement in Compensation Decisions.  Prior to February 1, 2007, the Compensation Committee considered the recommendations of the Company’s Management Committee with respect to the compensation levels paid to all senior executives other than Messrs. MacFarlane and Wessels. The Management Committee was comprised of Messrs. MacFarlane and Wessels. Beginning February 1, 2007, the Company replaced the Management Committee with the Management Board and, since that time, has considered the recommendations of the Management Board with respect to the compensation of our senior executives (excluding members of the Management Board and executives with a title of global senior vice president) and the recommendations of Messrs. MacFarlane and Wessels with respect to members of the Management Board (excluding themselves) and executives with a title of global senior vice president. The Compensation Committee determines the compensation of Messrs. MacFarlane and Wessels without any input from executive management. As of February 1, 2007, the Management Board was comprised of our Named Executive Officers (Messrs. MacFarlane, Wessels, Hextall, Ochi and Samuels). The Compensation Committee, however, retains the ultimate discretion and authority to determine the base salaries, bonuses and other long-term incentives paid or awarded to all senior executives.

Primary Components of Compensation.  The Company’s executive compensation is based on the following three components:

•	base salary

•	incentive bonus

•	long-term equity-based incentives

In designing and administering its executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various components, each of which is discussed in greater detail below.

Base Salary.  Each senior executive’s base salary is, in general, established on a basis which takes into account the executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution. Historically, base salary levels have been targeted, on average, at the 50th percentile of similar positions in the Company’s comparable company group. Base salaries are reviewed and approved in the first fiscal quarter of each year.

The employment agreements with the Company’s Named Executive Officers provide that their respective annual base salaries may be increased (but not decreased) in the discretion of the Company.

Incentive Bonuses.  The Company’s cash bonus plan for its senior executives, which we call our Strategic Leadership Team (SLT) Annual Cash Bonus Plan, allows the Compensation Committee to award annual cash bonuses to our senior executives, including the Named Executive Officers. Each senior executive is eligible for an annual cash bonus targeted at a specified percentage of base salary. The percentage is based on a number of factors, including the market competitiveness of the relevant individual’s base salary as well as the relevant individual’s experience level and scope of responsibility, resident country, future potential and overall contribution. Historically, annual incentive bonuses have been targeted, on average, between the 50th and 75th percentile of similar positions in the Company’s comparable company group. The amount actually paid out to any individual under the Plan is subject to the discretion of the Compensation Committee and is determined based on a number of pre-determined objectives and criteria, which criteria are based on the Company’s financial performance and/or each individual’s performance against his or her individual-specific objectives.

During March 2007, following completion of the Company’s audit for Fiscal 2007, the Compensation Committee evaluated each senior executive’s performance against the approved objectives for the year and determined the bonuses payable to our senior executives. The amounts of the bonuses awarded to the Named Executive Officers for Fiscal 2007 are disclosed in the Summary Compensation Table and described further below. The bonus objectives applicable to each of the Named Executive Officers and considered by the Compensation Committee are disclosed in the section entitled “Executive Compensation Awarded in Fiscal 2007 and Fiscal 2008.”

Beginning February 1, 2007, the Company changed its approach with respect to incentive bonuses for senior executives and will now require that each senior executive have a portion of his or her incentive bonus tied to common Company-wide financial metrics. The portion of each senior executive’s incentive bonus tied to Company-wide financial metrics will vary based on the role and seniority of the senior executive, with the percentages ranging from 25% to 75%. For Fiscal 2008, these metrics will consist of the attainment of budgeted levels of the following:

•	Net Revenue

•	Free Cash Flow

•	Net Income

Under this new approach, if the Company achieves less than 90% of a targeted financial metric, no bonus amounts will be earned for that metric. If the Company achieves 90% or more of a targeted financial metric, the bonus amount paid will equal the percentage of that metric achieved, with a maximum potential payout equaling 125% of the targeted bonus award for each metric.

The balance of each senior executive’s incentive bonus award will be determined based on that individual’s regional or sub-regional financial performance or functional team performance, as applicable, and that individual’s performance against his or her individual-specific objectives.

The financial metrics established for the incentive bonus targets for Fiscal 2008 represent a substantial increase beyond the actual results achieved in Fiscal 2007. In setting these performance objectives, we realized that the achievement of the planned performance would be difficult. We believe that the establishment of such performance objectives is appropriate in light of our overall pay targets.

Long-Term Incentives.  Generally, we limit the granting of long-term equity-based incentives to senior executives and other select individuals, such as new management hires and top performers. Historically, our Compensation Committee approved all equity-based incentive awards for our senior executives and the Management Committee, as authorized by the Compensation Committee, approved all other equity-based incentive awards. Beginning February 1, 2007, the Compensation Committee began evaluating and approving all equity-based incentive awards for the Management Board, members of our global executive team with a title of senior vice president or higher and our regional presidents and the Management Board, as authorized by the Compensation Committee, began evaluating and approving all other equity-based incentive awards. The equity-based incentives that may be granted by the Management Board and, prior to February 1, 2007, the Management Committee are (and were) subject to criteria and limitations established by the Compensation Committee and to the maximum aggregate number of shares authorized to be granted by such bodies by the Compensation Committee. All awards for our senior executives are based upon a percentage of base salary, with our Named Executive Officers (excluding Messrs. MacFarlane and Wessels, who have no targeted percentage) having the highest target percentages. For our senior executives, equity-based incentives have been targeted, on average, between the 50th and 75th percentile of similar positions in the Company’s comparable company group.

Historically, we have granted three types of equity-based incentives: (1) Restricted Share Units that typically have a 5 year “cliff” vesting period (subject to earlier vesting in certain circumstances), (2) Performance-Based Restricted Share Units that typically have a three year “cliff” vesting period (subject to earlier vesting in certain circumstances), but only upon the attainment of pre-determined financial targets, and (3) stock options. In general, Performance-Based Restricted Share Units have been awarded only to senior executives and vest only upon the attainment of specified financial targets.

For Performance-Based Restricted Share Units issued in Fiscal 2007, the financial target consists of a targeted level of earnings per share growth and a minimum level of free cash flow relative to net income. If the Company achieves less than 80% of the financial target, the Performance-Based Restricted Share Units will not vest. If the Company achieves at least 80% of the financial target but less than 100% of the financial target, the Performance-Based Restricted Share Units will vest between 50% and 100% of the targeted amount on a basis proportional to the performance level achieved. If the Company achieves at least 100% of the financial target but less than 120% of the financial target, the Performance-Based Restricted Share Units will vest between 100% and 120% of the targeted amount on a basis proportional to the performance level achieved. If the Company achieves more than 120% of the financial target, the Performance-Based Restricted Share Units will vest at 120% of the targeted amount.

For Performance-Based Restricted Share Units issued in Fiscal 2008, the financial target consists of a targeted level of earnings per share growth. If the Company achieves less than 80% of the financial target, the Performance-Based Restricted Share Units will not vest. If the Company achieves at least 80% of the financial target but less than 100% of the financial target, the Performance-Based Restricted Share Units will vest between 50% and 100% of the targeted amount on a basis proportional to the performance level achieved. If the Company achieves at least 100% of the financial target but less than 120% of the financial target, the Performance-Based Restricted Share Units will vest between 100% and 150% of the targeted amount on a basis proportional to the performance level achieved. If the Company achieves more than 120% of the financial target, the Performance-Based Restricted Share Units will vest at 150% of the targeted amount.

The Company’s policy is that the value of Restricted Share Units and Performance-Based Restricted Share Units to be awarded shall be determined by the closing price of the Company’s stock on the grant date and that the exercise price of stock options is the closing price of the Company’s stock on the grant date. The “grant date” for all equity-based incentive awards is the date the awards are formally approved by the Compensation Committee or the Management Board, as applicable.

The Company generally grants equity-based incentive awards once per year to senior executives following the public release of the Company’s year end financial results. Prior to February 1, 2007, the Company considered all other grants on an as-needed basis. Effective February 1, 2007, the Company adopted a policy that equity-based incentive awards will be granted only during periods when the “trading window” under the Company’s Insider Trading Policy is scheduled to be open. During Fiscal 2008, equity-based incentive awards were granted to senior executives in April 2007.

Additional information regarding the equity-based incentive awards granted to the Named Executive Officers in Fiscal 2007 can be found in the table below entitled “Fiscal 2007 Grants of Plan Based Awards.”

Employee Benefits.  In addition to the above components of compensation, our senior executives are eligible to participate in benefits plans that are generally available to all of our employees. Under these plans, all employees are entitled to various coverages, which, depending on the country where they are employed, may include medical, dental, life insurance and disability coverage. Additionally, our employees are entitled to vacation, sick leave and other paid holidays.

Perquisites.  The Company has a general practice of not paying perquisites to senior executives.

Executive Compensation Recoupment Policy.  In Fiscal 2008, the Board adopted an incentive compensation recoupment policy. Under this policy, if the Board or the Compensation Committee determines that any fraud or intentional misconduct by any Named Executive Officer was a significant contributing factor to the Company having to materially restate all or a portion of its financial statement(s), the Board or Compensation Committee may take, in its discretion, such action as it deems necessary and appropriate to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or Committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. If the Board or Committee determines that the restatement was the result of fraud or intentional misconduct, the Board may, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation paid to any Named Executive Officer after January 31, 2007, cause the cancellation of Restricted Share Units, Performance-Based Restricted Share Units and/or stock options awarded after January 31, 2007, and seek reimbursement of any gains realized upon the exercise of any stock options or the sale of any Restricted Share Units and/or Performance-Based Restricted Share Units awarded after January 31, 2007, in each case, if and to the extent that (1) the amount of bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the officer engaged in a fraud or intentional misconduct that caused or substantially contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the officer, authorize legal action, or take such other action to enforce the officer’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Employment Agreements.  Each of the Named Executive Officers is a party to an employment agreement with the Company. A summary description of the terms of these agreements with the Named Executive Officers can be found beginning on page 26 of this Proxy Statement under the caption “Employment Agreements.” The principal purpose of the employment agreements is to protect the Company from certain business risks and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as certain severance and related benefits.

Executive Compensation Awarded in Fiscal 2007 and Fiscal 2008

Chief Executive Officer Compensation.  Mr. MacFarlane performs services as Chief Executive Officer of the Company pursuant to an employment agreement between Mr. MacFarlane and an indirect subsidiary of the Company. The agreement was entered into on September 25, 2000, amended as of March 19, 2007, and expires on January 31, 2010. The agreement provides that he shall be eligible to participate in incentive bonus programs made available to him in accordance with the terms of such plans. Under the employment agreement, Mr. MacFarlane’s base salary is $525,000 effective May 1, 2007. Mr. MacFarlane has no targeted bonus percentage for Fiscal 2008 and any bonus awarded to Mr. MacFarlane will be at the discretion of the Compensation Committee. Mr. MacFarlane also was not granted any equity-based compensation award during April 2007, the time at which Messrs. Hextall, Samuels and Ochi as well as most other senior executives in the Company (excluding Mr. Wessels) received equity-based compensation awards. It is the intention of the Compensation Committee to consider an equity-based compensation award for Mr. MacFarlane at the June 2007 meeting of the Compensation Committee. Any equity-based compensation awarded to Mr. MacFarlane during Fiscal 2008 will be at the discretion of the Compensation Committee.

The Compensation Committee periodically reviews the compensation package of the Company’s Chief Executive Officer, including his base salary, incentive bonus and long-term equity-based incentives. During Fiscal 2007, Mr. MacFarlane’s annual base salary was $475,000. Mr. MacFarlane’s base salary for Fiscal 2007 was set by the Compensation Committee after reviewing the Company’s performance for the prior fiscal year and Mr. MacFarlane’s achievement of certain key objectives in relation thereto. Mr. MacFarlane also received a cash bonus of $201,000 for Fiscal 2007. Mr. MacFarlane’s incentive cash bonus was determined at the discretion of the Compensation Committee.

Compensation of Other Named Executive Officers

John Hextall.  In March 2007, in connection with the Company’s annual review process and Mr. Hextall’s promotion to Chief Operating Officer and his appointment to the Management Board, the Compensation Committee approved an increase to Mr. Hextall’s base salary to $450,000, effective May 1, 2007. In April 2007, the Compensation Committee awarded Mr. Hextall an incentive cash bonus of $179,000 relating to his performance for Fiscal 2007 and granted Mr. Hextall 14,529 Restricted Share Units and 14,529 Performance-Based Restricted Share Units. Mr. Hextall’s target bonus for Fiscal 2008 is 75% of his base salary. Mr. Hextall’s incentive cash bonus for Fiscal 2007 was determined, in part, based on the following objectives applicable to Fiscal 2007:

•	growing freight forwarding volumes and revenues;

•	achieving budgeted levels of freight-forwarding revenues in the Company’s EMENA, Asia-Pacific and Americas regions;

•	achieving targeted levels of free cash flow to net income;

•	strengthening specified customer relationships; and

•	establishing long-term succession plans for the senior management of the Company’s EMENA, Asia-Pacific and Americas regions.

Matthys J. Wessels.  In March 2007, in connection with the Company’s annual review process, the Compensation Committee approved a 4.0% increase to Mr. Wessels’ base salary, effective May 1, 2007. Mr. Wessels is paid in South African Rand, but based on Mr. Wessels’ base salary for Fiscal 2007 converted into US dollars using the average exchange rate in effect for the year, Mr. Wessels base salary for Fiscal 2008 will be $267,323. In April 2007, the Compensation Committee awarded Mr. Wessels an incentive cash bonus of $201,000 for Fiscal 2007. Mr. Wessels incentive cash bonus was determined at the discretion of the Compensation Committee. Mr. Wessels has no targeted bonus percentage for Fiscal 2008 and any bonus awarded to Mr. Wessels will be at the discretion of the Compensation Committee. Mr. Wessels also was not granted an equity-based compensation award during April 2007, the time at which Messrs. Hextall, Samuels and Ochi as well as most other senior executives in the Company (excluding Mr. MacFarlane) received equity-based compensation awards. It is the intention of the Compensation Committee to consider an equity-based compensation award for Mr. Wessels at the June 2007 meeting of the Compensation Committee. Any equity-based compensation awarded to Mr. Wessels during Fiscal 2008 will be at the discretion of the Compensation Committee.

Gene Ochi.  In March 2007, in connection with the Company’s annual review process and Mr. Ochi’s promotion to Chief Marketing Officer and Mr. Ochi’s appointment to the Management Board, the Compensation Committee approved an increase to Mr. Ochi’s base salary to $350,000, effective May 1, 2007. In April 2007, the Compensation Committee awarded Mr. Ochi an incentive cash bonus of $125,000 relating to his performance for Fiscal 2007 and granted Mr. Ochi 9,040 Restricted Share Units and 9,040 Performance-Based Restricted Share Units. Mr. Ochi’s target bonus for Fiscal 2008 is 65% of his base salary. Mr. Ochi’s incentive cash bonus for Fiscal 2007 was determined, in part, based on the following objectives applicable to Fiscal 2007:

•	achieving budgeted levels of gross and net revenues;

•	growing specified customer relationships;

•	strengthening the overall sales and marketing organization through training and development;

•	rolling out business intelligence capabilities; and

•	supporting the overall corporate strategy development.

Lawrence Samuels.  In March 2007, in connection with the Company’s annual review process and Mr. Samuels’ promotion to Executive Vice President and his appointment to the Management Board, the Compensation Committee approved an increase to Mr. Samuels’s base salary to $350,000, effective May 1,

2007. In April 2007, the Compensation Committee awarded Mr. Samuels’ an incentive cash bonus of $139,500 relating to his performance for Fiscal 2007 and granted Mr. Samuels 9,040 Restricted Share Units and 9,040 Performance-Based Restricted Share Units. Mr. Samuels’ target bonus for Fiscal 2008 is 65% of his base salary. Mr. Samuels’s incentive cash bonus for Fiscal 2007 was determined, in part, based on the following objectives applicable to Fiscal 2007:

•	Sarbanes Oxley compliance;

•	the establishment of new debt facilities and the issuance of private debt;

•	achieving targeted levels of free cash flow to net income; and

•	increasing his role in investor relations.

Summary Compensation Table

The following table provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”) for Fiscal 2007. The compensation information for individuals residing outside the United States at the time paid has been converted into US dollars using the average exchange rate in effect for the year.

						Non-Equity	Change
				Stock	Option	Incentive Plan	in Pension	All Other	Total
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	and NQDC	Compensation	Compensation
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Earnings	(6)	(7)

Roger I. MacFarlane	2007	$475,000	$201,000	$412,507	$276,209	$—	$—	$5,423	$1,370,139
Chief Executive Officer
John Hextall	2007	385,000	—	486,719	267,810	179,000	—	44,848	1,363,377
Executive Vice President and Chief Operating Officer
Matthys J. Wessels	2007	257,042	201,000	412,507	276,209	—	—	66,283	1,213,041
Vice Chairman, former Chief Executive Officer, African Region
Gene Ochi	2007	310,000	—	368,056	272,234	125,000	—	7,428	1,082,718
Executive Vice President and Chief Marketing Officer
Lawrence Samuels	2007	310,000	—	339,019	257,338	139,500	—	7,567	1,053,424
Executive Vice President-Finance and Chief Financial Officer

(1)	Salary. The amounts reported in this column represent base salaries paid to each of the Named Executive Officers for Fiscal 2007.

(2)	Bonus. The amounts reported in this column reflect bonus awards made pursuant to the Company’s Amended and Restated Senior Leadership Team Annual Cash Bonus Plan. These awards were not based on a targeted percentage of salary and were approved by the Compensation Committee and paid to these two Named Executive Officers in the first quarter of Fiscal 2008.

(3)	Stock Awards. The amounts reported in this column represent the dollar amount of restricted share unit (RSU) awards recognized, or “expensed,” during Fiscal 2007 for each of the Named Executive Officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with SFAS No. 123R. Additional information related to the calculation of the compensation cost is set forth in Note 12 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to Fiscal 2007.

(4)	Option Awards. No stock options were granted to any Named Executive Officers in Fiscal 2007. The amounts reported in this column represent the dollar amount of stock options recognized, or “expensed,” based on the vesting of grants made in prior years during Fiscal 2007 for each of the Named Executive Officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with SFAS No. 123R. Additional information related to the calculation of the compensation cost is set forth in Note 12 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to Fiscal 2007.

(5)	Non-Equity Incentive Plan Compensation. The amounts reported in this column represent the aggregate dollar value for each of the Named Executive Officers of the annual performance bonus for Fiscal 2007. Annual performance bonuses for Fiscal 2007 were approved by the Compensation Committee and paid to the Named Executive Officers in the first fiscal quarter of Fiscal 2008.

(6)	All Other Compensation. The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits. Under rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For Mr. Hextall, the Company paid $26,842 in contributions to a defined contribution plan for the benefit of Mr. Hextall and $10,466 in life insurance premiums for the benefit of Mr. Hextall. For Mr. Wessels, the Company paid $33,107 in contributions to a defined contribution plan for the benefit of Mr. Wessels and $25,891 in car and gas allowance payments.

(7)	Total Compensation. The amounts reported in this column are the sum of the prior columns for each of the Named Executive Officers.

Fiscal 2007 Grants Of Plan Based Awards

The following table provides information concerning the annual incentive bonus and equity-based incentive compensation awards made to each of our Named Executive Officers in Fiscal 2007.

								All Other
								Stock	All Other
								Awards:	Stock
								# of	Awards:
		Estimated Future Payouts			Estimated Future Payouts			Shares	# of	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			of Stock	Securities	Base Price
	Grant	Plan Awards(1)			Plan Awards(2)			or Units	Underlying	of Option
Executive Officers	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)	Options	Awards

Roger I. MacFarlane	—	—	$—	—	—	—	—	—	—	—
John Hextall	5/2/2006	—	231,000	—	—	—	—	—	—	—
	5/12/2006	—	—	—	4,363	8,726	10,471	8,726	—	—
Matthys J. Wessels	—	—	—	—	—	—	—	—	—	—
Gene Ochi	5/2/2006	—	186,000	—	—	—	—	—	—	—
	5/12/2006	—	—	—	2,811	5,621	6,745	5,621	—	—
Lawrence Samuels	5/2/2006	—	186,000	—	—	—	—	—	—	—
	5/12/2006	—	—	—	2,811	5,621	6,745	5,621	—	—

(1)	Represents amounts awarded to the Named Executive Officers under the Company’s Strategic Leadership Team (SLT) Annual Cash Bonus Plan. Each of Messrs. Hextall, Ochi and Samuels had bonuses targeted at 60% of their base salaries. These bonuses were based on objectives applicable to each individual and the actual amount paid was determined by the Compensation Committee. Messrs. Hextall, Ochi and Samuels were awarded bonuses of $179,000, $125,000 and $139,500, respectively.

(2)	Represents Performance-Based Restricted Share Units awarded to Named Executive Officers under the Company’s 2004 Long Term Incentive Plan. These Performance-Based Restricted Share Units are subject to a three-year “cliff” vesting upon the attainment of a targeted level of earnings per share growth and a minimum level of free cash flow relative to net income. These Performance-Based Restricted Share Units vest at percentages of the targeted amounts as follows:

Vesting of
Performance-
Achievement of Financial Targets	Based RSUs

<80%	0%
≥80%, but < 100%	50-100%
≥100%, but < 120%	100-120%
>120%	120%

(3)	Represents Restricted Share Units awarded to Named Executive Officers under the Company’s 2004 Long Term Incentive Plan. These Restricted Share Units are subject to a five-year “cliff” vesting.

Outstanding Equity Awards At Fiscal 2007 Year-End

The following table provides information concerning the unexercised stock options outstanding and unvested Restricted Share Units and Performance-Based Restricted Share Units for each of our Named Executive Officers as of the end of Fiscal 2007.

	Option Awards					Stock Awards
											Equity
											Incentive
											Plan
											Awards:
			Equity						Equity		Market or
			Incentive					Market	Incentive Plan		Payout
			Plan					Value	Awards:		Value of
			Awards:					of Shares	# of		Unearned
	Number of	Number of	# of			# of		or Units	Unearned		Shares,
	Securities	Securities	Securities			Shares or		of Stock	Shares, Units		Units or
	Underlying	Underlying	Underlying/			Units of		That	or Other		Other
	Unexercised	Unexercised	Unexercised		Option	Stock That		Have Not	Rights That		Rights That
	Options	Options	Unearned	Option	Expiration	Have Not		Vested	Have Not		Have Not
Executive Officers	Exercisable	Unexercisable(1)	Options	Exercise Price	Date(2)	Vested		(3)	Vested		Vested(3)

Roger I. MacFarlane	294,891	—	—	$4.76	4/15/2010	12,681	(5)	$385,502	48,852	(7)	$1,485,101
	180,000	—	—	6.34	6/5/2012	—		—	—		—
	39,975	39,975	—	15.01	5/12/2014	—		—	—		—
	—	25,362	—	22.34	6/15/2015	—		—	—		—
John Hextall	30,000		—	6.34	6/5/2012	25,746	(4)	782,678	30,895	(7)	939,208
	11,250	11,250	—	11.24	7/30/2013	11,835	(5)	359,784	—		—
	25,650	25,650	—	15.62	5/4/2014	8,726	(6)	265,270	8,726	(8)	265,270
	—	23,670	—	22.34	6/15/2015	—		—	—		—
Matthys J. Wessels	39,975	39,975	—	15.01	5/12/2014	12,681	(5)	385,502	48,852	(7)	1,485,101
	—	25,362	—	22.34	6/15/2015	—		—	—		—
Gene Ochi	67,275	—	—	4.33	4/15/2010	20,856	(4)	634,022	25,027	(7)	760,821
	97,500	—	—	6.34	6/5/2012	7,710	(5)	234,384	—		—
	56,250	18,750	—	11.24	7/30/2013	5,621	(6)	170,878	5,621	(8)	170,878
	25,650	25,650	—	15.62	5/4/2014	—		—	—		—
		15,420	—	22.34	6/15/2015	—		—	—		—
Lawrence Samuels	157,275	—	—	4.33	4/15/2010	18,660	(4)	567,264	22,392	(7)	680,717
	105,000	—	—	6.34	6/5/2012	7,440	(5)	226,176	—		—
	56,250	18,750	—	11.24	7/30/2013	5,621	(6)	170,878	5,621	(8)	170,878
	21,675	21,675	—	15.62	5/4/2014	—		—	—		—
	—	14,880	—	22.34	6/15/2015	—		—	—		—

(1)	Except for the stock option grant with an expiration date of June 15, 2015, which vests in its entirety on the third anniversary of its grant date, all unexercisable stock options reflected in the table vest in four equal installments on each of the first four anniversaries after their grant date.

(2)	The option expiration date for each option grant is the 10-year anniversary of the grant date.

(3)	Based on the closing price of the Company’s stock of $30.40 on January 31, 2007. As of April 30, 2007, the closing price of the Company’s stock was $23.47.

(4)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (September 3, 2004).

(5)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (May 4, 2005).

(6)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (May 12, 2006).

(7)	Represents Performance-Based Restricted Share Units that vest in their entirety on the third anniversary of the grant date (September 3, 2004), assuming the attainment of the applicable financial targets.

(8)	Represents Performance-Based Restricted Share Units that vest in their entirety on the third anniversary of the grant date (May 12, 2006), assuming the attainment of the applicable financial targets.

Option Exercises And Stock Vested During Fiscal 2007

The following table provides information concerning the exercises of stock options and the vesting of Restricted Share Units and Performance-Based Restricted Share Units during Fiscal 2007 on an aggregated basis for each of our Named Executive Officers.

	Option Awards(1)		Stock Awards(2)
	Number of Shares	Value Realized	Number of Shares	Value Realized
Executive Officers	Acquired on Exercise	on Exercise	Acquired on Vesting	on Exercise

Matthys J. Wessels	180,000	$3,996,000	—	$—

(1)	With the exception of Mr. Wessels, no other Named Executive Officer exercised stock options during Fiscal 2007.

(2)	No Restricted Share Units or Performance-Based Restricted Share Units vested in Fiscal 2007.

Pension Benefits

The Company does not accrue pension benefits to its senior executives, including the Named Executive Officers.

Non-Qualified Deferred Compensation

The Company does not have a nonqualified deferred compensation plan. As disclosed in footnote (6) to the Summary Compensation Table, in Fiscal 2007 the Company paid $33,107 in contributions to an account established for the benefit of Mr. Wessels under a broad-based defined contribution plan established under the laws of South Africa. No withdrawals or distributions were made with respect to this account during Fiscal 2007.

Tax Law Limits on Executive Compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). Since corporate objectives may not always be consistent with the requirements for full deductibility, the Company is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Employment Agreements

Roger MacFarlane Employment Agreement

Mr. MacFarlane serves as Chief Executive Officer of the Company pursuant to an amended and restated employment agreement dated March 19, 2007 between Mr. MacFarlane and an indirect subsidiary of the Company. The employment agreement is in effect until January 31, 2010 and provides that Mr. MacFarlane’s base salary, which is $525,000 as of May 1, 2007, is subject to increase (but not to decrease) from time to time in the sole discretion of the board of directors. The employment agreement also provides that Mr. MacFarlane is eligible to participate in the Company’s bonus programs, is entitled to four weeks vacation each fiscal year and to compensation for earned but unused vacation time, will be reimbursed for reasonable out-of-pocket expenses incurred in performing his duties, and is entitled to participate in the Company’s medical, insurance and other welfare and benefit plans for senior executives. The agreements also contain nondisclosure and nonsolicitation provisions.

Upon a termination of Mr. MacFarlane’s employment without cause or his resignation for Good Reason, Mr. MacFarlane is entitled to severance equal to twelve months of his salary as of the termination date, plus all compensation, accrued but unused vacation time and reimbursement of out of pocket expenses accrued to the termination date. Mr. MacFarlane has “Good Reason” to terminate his employment if the Company reduces his duties and responsibilities resulting in a material, adverse reduction in his position, authority or responsibilities, or breaches any material terms of the employment agreement and fails to cure the breach after written notice and a cure period.

As more fully detailed below under “Termination and Change of Control Payments,” Mr. MacFarlane is entitled to receive severance equal to twenty-four months of his salary in effect on the termination date if his employment is terminated in connection with a Change of Control of the Company.

Matthys J. Wessels. Employment Agreement

Mr. Wessels serves as Vice Chairman of the Company pursuant to an employment agreement dated February 1, 2000, between Mr. Wessels and an indirect subsidiary of the Company. On February 1 of each year, Mr., Wessels’ employment agreement automatically extends for one additional year unless either party delivers written notice before that date that the agreement will not be extended. The employment agreement provides that Mr. Wessels’ base salary is subject to increase (but not to decrease) from time to time in the sole discretion of the board of directors. The employment agreement also provides that Mr. Wessels is eligible to participate in the Company’s bonus programs, is entitled to six weeks vacation each fiscal year and to compensation for earned but unused vacation time, will be reimbursed for reasonable out-of-pocket expenses incurred in performing his duties, and is entitled to participate in the Company’s medical, insurance and other welfare and benefit plans for senior executives. Mr. Wessels also receives an automobile allowance.

Upon a termination of Mr. Wessels’ employment without cause or his resignation for Good Reason, Mr. Wessels is entitled to receive severance equal to twelve months of his salary as of the termination date, plus all compensation, accrued but unused vacation time and reimbursement of out-of-pocket expenses accrued to the termination date. Mr. Wessels has “Good Reason” to terminate his employment if the Company reduces his duties and responsibilities resulting in a material, adverse reduction in his position, authority or responsibilities, or breaches any material terms of the employment agreement and fails to cure the breach after written notice and a cure period.

As more fully detailed below under “Termination and Change of Control Payments,” Mr. Wessels is entitled to receive severance equal to twenty-four months of his salary in effect on the termination date if his employment is terminated in connection with a Change of Control of the Company.

John Hextall, Gene Ochi and Lawrence Samuels Employment Agreements

On February 21, 2006, an indirect subsidiary of the Company entered into employment agreements with five of the Company’s executive officers, including Messrs. Hextall, Ochi and Samuels. Pursuant to the terms of these employment agreements, the Company guaranteed the performance of all of the obligations of the subsidiary under the agreements. The agreements have substantially similar terms, except that the annual compensation under the agreements for each executive is different. In addition to an annual base salary, each executive is entitled to receive an annual cash performance bonus and to participate in the Company’s equity-based incentive plans. The Company or the executive may terminate such agreements for any reason upon six months prior written notice. Under the agreements, the executives are entitled to six months severance in the event the Company terminates their employment without cause. As more fully described under “Termination and Change of Control Payments,” below, the executives are entitled to twenty four months severance if they are terminated without cause or if they resign for good reason during a period of one year following a Change in Control.

Each of the agreements provides that the Company will pay to the executives a salary that is subject to increase but not decrease. Messrs. Hextall, Ochi and Samuels were paid during Fiscal 2007 the respective salaries set forth beside their names in the table above entitled “Summary Compensation Table.” Under the agreements, the executives are each entitled to four weeks of vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out-of-pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s employees generally. The agreements also contain nondisclosure and nonsolicitation provisions.

Termination and Change of Control Payments

Set forth below is each element of compensation that would be paid to each Named Executive Officer under various post-employment and change-of-control scenarios. Each of the elements of compensation described below are required under either (1) the terms of the Named Executive Officer’s employment agreement or (2) the terms of the Company’s 2004 Long Term Incentive Plan (including the award agreements thereunder).

In addition to the below amounts, in connection with any termination of employment, each Named Executive Officer would be entitled to receive the following: (i) all vested amounts paid by the Company under its 401(k) plan or any similar plans, (ii) all amounts earned through the date of termination but not yet paid (bonuses, business expenses, accrued vacation, etc.) and (iii) the value of all vested equity awards, whether in the form of restricted share units, performance-based restricted share units or stock options. We have not included these elements of compensation below nor have we valued these elements because they are not “triggered” by any termination of employment or change in control. Information regarding the equity-based incentive awards held by the Named Executive Officers can be found in the table above entitled “Outstanding Equity Awards at Fiscal 2007 Year-End.” No employment agreement with any Named Executive Officer includes the continuation of any medical, dental or other similar benefits following their termination of employment and any agreement to provide such benefits would be at the discretion of the Compensation Committee on a case-by-case basis.

Voluntary Termination by Employee (Other than voluntary termination by Mr. MacFarlane or Mr. Wessels for “Good Reason” as set forth in “Scenario 2” below)

•	None

Involuntary Termination without Cause (“Scenario 1” in the Table below)

•	For Mr. MacFarlane, 12 months severance (conditioned on the signing of a standard waiver and release), plus any bonus earned for the previous year but unpaid as of the date of termination

•	For Mr. Wessels, 12 months severance, plus any bonus earned for the previous year but unpaid as of the date of termination

•	For Messrs. Hextall, Ochi and Samuels, 6 months notice plus 6 months severance (conditioned on the signing of a standard waiver and release).

•	For any Restricted Share Units granted to such employee on or after February 1, 2007, those awards would vest on a pro rata basis.

•	For any Performance-Based Restricted Share Units granted on or after February 1, 2007, those awards would vest on a pro rata basis assuming the performance metrics were achieved for the fiscal years completed prior to the termination of employment; if no fiscal years were completed, then the awards would vest on a pro rata basis

Voluntary Termination by Employee for Good Reason (Other than following a Change of Control) (“Scenario 2” in the Table below)

•	For Mr. MacFarlane, 12 months severance, plus any bonus earned for the previous year but not yet paid as of the termination date (conditioned on execution of a standard waiver and release)

•	For Mr. Wessels, 12 months severance, plus any bonus earned for the previous year but not yet paid on the termination date

Involuntary Termination with Cause

•	None

Termination resulting from Disability (“Scenario 3” in the Table below)

•	All benefits provided under the Company’s standard Long-Term Disability policy applicable to all employees (which would equal 60% of base salary per month up to a maximum of $10,000/month until the employee reaches the age of 65)

•	For any Restricted Share Units granted to such employee, those awards would vest on a pro rata basis

•	For any Performance-Based Restricted Share Units granted on or after February 1, 2007, those awards would vest on a pro rata basis assuming the performance metrics were achieved for the fiscal years completed prior to the termination of employment; if no fiscal years were completed, then the awards would vest on a pro rata basis

•	For any Performance-Based Restricted Share Units granted prior to February 1, 2007, those awards would vest on a pro rata basis assuming the Company was on track to achieve the relevant performance metrics at the time of termination

Termination resulting from Death (“Scenario 4” in the Table below)

•	All benefits provided under the Company’s standard Life Insurance policy applicable to all employees (which would equal two times the employee’s then base salary)

•	For any Restricted Share Units granted to such employee, those awards would vest on a pro rata basis

•	For any Performance-Based Restricted Share Units granted on or after February 1, 2007, those awards would vest on a pro rata basis assuming the performance metrics were achieved for the fiscal years completed prior to the termination of employment; if no fiscal years were completed, then the awards would vest on a pro rata basis

•	For any Performance-Based Restricted Share Units granted prior to February 1, 2007, those awards would vest on a pro rata basis assuming the Company was on track to achieve the relevant performance metrics at the time of termination

Change in Control (“Scenario 5” in the Table below)

•	For any Restricted Share Units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis upon the occurrence of any change in control (as defined in each executive’s employment agreement). If the employee is subsequently terminated within 12 months of the change in control, the employee is entitled to an additional 12 months of vesting.

•	For any Performance-Based Restricted Share Units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis upon the occurrence of the change in control, but only if the Company was on track to meet the relevant performance metrics at the time of the change in control.

•	With respect to Messrs. MacFarlane and Wessels, to the extent they remain employed by the Company following the one year anniversary of the change in control, each is entitled to voluntarily resign and receive 24 months salary as severance.

Termination during the first 12 months following a Change in Control (including the termination by employee for “Good Reason” (as defined in such employee’s employment agreement)) (“Scenario 6” in the Table below)

•	24 months severance, payable in 24 monthly installments with respect to Messrs. Hextall, Ochi or Samuels and payable in a lump sum within thirty days after termination with respect to Mr. MacFarlane or Mr. Wessels (conditioned on the signing of a standard release and waiver)

•	For any Restricted Share Units granted to such employee after February 1, 2007, those awards would fully vest on the date of termination

•	For any Performance-Based Restricted Share Units granted to such employee after February 1, 2007, those awards would fully vest on the date of termination, but only if the relevant performance metrics were achieved for the fiscal years completed prior to the termination of employment; if no fiscal years were completed, then the awards would not vest

•	For any Restricted Share Units and Performance-Based Restricted Share Units granted prior to February 1, 2007, see the heading entitled “Change in Control” above

•	For any stock option granted to such employee, the Board of Directors has the right to accelerate all or a portion of the award

Definitions of “Change of Control” and “Good Reason”

Change of Control.  The 2004 Long Term Incentive Plan and each of the executives’ employment agreements contain a substantially similar definition of “Change of Control,” which occurs if:

•	There is a sale, transfer or disposition of all or substantially all of the assets and property of the Company;

•	Any “person” is or becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities (excluding acquisitions of securities directly from the Company or by employee benefit plans sponsored or maintained by the Company or its controlled entities);

•	During any period of two (2) consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	The Company is dissolved or liquidated, or a merger, reorganization or consolidation of the Company occurs in which the former holders of the Company’s securities own less than 50% of the combined voting power of the surviving entity.

Good Reason.  Under their respective employment agreements, each of Messrs. MacFarlane and Wessels has “Good Reason” to resign following a Change of Control or otherwise if the Company reduces his duties and responsibilities resulting in a material, adverse reduction in his position, authority or responsibilities, or breaches any material terms of the employment agreement and fails to cure the breach after written notice and a cure period.

Under their respective employment agreements, each of Messrs. Hextall, Ochi and Samuels has “Good Reason” to resign following a Change of Control if (i) the Company relocates him to a location that is outside a radius of two hundred fifty miles from the location where he was based just prior to the Change of Control, or (ii) the Company reduces his duties and responsibilities resulting in a material adverse reduction in his position, authority or responsibilities and fails to cure the breach after written notice and a cure period.

The following table quantifies the amounts payable to each Named Executive Officer under the scenarios described above. For the purposes of determining the value of any equity-based compensation, we have assumed that the relevant triggering event took place on January 31, 2007, the last day of Fiscal 2007, and that the Company’s stock is valued at $30.40, the closing price on such date. As of April 30, 2007, the closing price of the Company’s stock was $23.47. We have also assumed that for purposes of all outstanding Performance-Based Restricted Share Units the Company was on track to achieve the relevant performance metrics at the time of the termination of employment or change in control.

		Value of
	Cash	Accelerated
	Severance	Equity
Executive Officers	Payment	Awards	Other Benefits		Total Benefits

Roger I. MacFarlane
• Scenario 1	$475,000	$—	$—		$475,000
• Scenario 2	475,000	—	—		475,000
• Scenario 3	—	1,483,476	360,000	(1)	1,843,476
• Scenario 4	—	1,483,476	950,000	(2)	2,433,476
• Scenario 5	—	1,483,476	—	(3)	1,483,476
• Scenario 6	950,000	1,483,476	—		2,433,476
John Hextall
• Scenario 1	192,500	—	—		192,500
• Scenario 2	—	—	—		—
• Scenario 3	—	1,486,131	1,800,000	(1)	3,286,131
• Scenario 4	—	1,486,131	770,000	(2)	2,256,131
• Scenario 5	—	1,486,131	—		1,486,131
• Scenario 6	770,000	1,486,131	—		2,256,131
Matthys J. Wessels
• Scenario 1	257,042	—	—		257,042
• Scenario 2	257,042	—	—		257,042
• Scenario 3	—	1,483,476	771,126	(1)	2,254,602
• Scenario 4	—	1,483,476	1,799,294	(2)	3,282,770
• Scenario 5	—	1,483,476	—	(3)	1,483,476
• Scenario 6	514,084	1,483,476	—		1,997,560
Gene Ochi
• Scenario 1	155,000	—	—		155,000
• Scenario 2	—	—	—		—

		Value of
	Cash	Accelerated
	Severance	Equity
Executive Officers	Payment	Awards	Other Benefits		Total Benefits

• Scenario 3	—	1,166,951	960,000	(1)	2,126,951
• Scenario 4	—	1,166,951	620,000	(2)	1,786,951
• Scenario 5	—	1,166,951	—		1,166,951
• Scenario 6	620,000	1,166,951	—		1,786,951
Lawrence Samuels
• Scenario 1	155,000	—	—		155,000
• Scenario 2	—	—	—		—
• Scenario 3	—	1,056,778	1,800,000	(1)	2,856,778
• Scenario 4	—	1,056,778	620,000	(2)	1,676,778
• Scenario 5	—	1,056,778	—		1,056,778
• Scenario 6	620,000	1,056,778	—		1,676,778

(1)	Except with respect to Mr. Wessels, represents the total value payable to such executive under the Company’s standard long-term disability policy applicable to all U.S.-based employees (which would equal 60% of base salary per month up to a maximum of $10,000/month until the employee reaches the age of 65). This payout assumes that such executive is paid $10,000 per month for the period of time from his age as of January 31, 2007 through the age of 65. With respect to Mr. Wessels, he is entitled to an annual payment equal to 75% of his base salary, payable monthly, until he reaches the age of 65. None of these amounts have been discounted to their net present value.

(2)	Except with respect to Mr. Wessels and Mr. Hextall, represents the total value payable to such executive under the Company’s standard life insurance policy applicable to all U.S.-based employees (which would equal two times the employee’s then base salary). With respect to Mr. Wessels, under a benefit plan funded by the Company in South Africa, he is entitled to a payment equal to seven times his base salary. The Company paid $33,107 to this plan in Fiscal 2007. With respect to Mr. Hextall, he is entitled to the standard life insurance benefits applicable to all U.S.-based employees, plus an additional life insurance policy funded by the Company that entitles him to a payment equal to six times his base salary. The Company paid $10,466 in life insurance premiums under this supplemental policy in Fiscal 2007.

(3)	With respect to Messrs. MacFarlane and Wessels, to the extent they remain employed by the Company following the one year anniversary of the change in control, each is entitled to voluntarily resign and receive 24 months salary as severance. Because these amounts are contingent, we have not included them.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Stubbings. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during Fiscal 2007, and none has ever served as an officer of the Company or any of its subsidiaries and none has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Exchange Act. No executive officer of the Company served during Fiscal 2007 as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding salaries, bonuses, equity-based compensation awards and other compensation for the Company’s chief executive officer and other senior executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the section entitled “Compensation Discussion &

Analysis,” as it appears on pages 15 to 22, be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K.

Mr. Allan M. Rosenzweig, Chairman
Mr. Brian D. Belchers
Mr. Leon J. Level
Mr. J. Simon Stubbings

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

Deloitte served as the Company’s independent registered public accountants in Fiscal 2007. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in fiscal years 2007 and 2006 were as follows:

	FY2007	FY2006

Audit Fees(1)	$5,601,092	$5,181,070
Audit-Related Fees(2)	106,120	92,096
Tax Fees(3)	240,112	228,154
All Other Fees	16,892	253

Total	$5,964,216	$5,501,573

(1)	Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s consolidated interim financial statements included in the Company’s filings and submissions to the SEC, in addition to the audits of subsidiaries financial statements required for statutory purposes. Audit fees include the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”).

(2)	For Fiscal 2007, audit-related fees include $44,285 for due diligence and consultation related to acquisitions, $31,835 related to compilation services and $30,000 for employee benefit plan audits. For Fiscal 2006, audit-related fees include $72,000 for due diligence and consultation related to acquisitions and $20,000 for employee benefit plan audits.

(3)	Includes fees for tax compliance, tax advice and tax planning.

The Audit Committee pre-approved all services described above for Fiscal 2007, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that the services provided by Deloitte be pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has selected Deloitte as the Company’s registered public accountants for the fiscal year ending January 31, 2008, and has recommended to the Board of Directors that such selection be submitted to the Company’s shareholders for ratification.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. Deloitte is responsible for performing an audit of those financial statements and internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and Deloitte.

In this context, the Audit Committee has met and held discussions with the Company’s management, the Company’s internal auditors and Deloitte with respect to our audited consolidated financial statements for Fiscal 2007 and related matters. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended or supplemented. In addition, Deloitte provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and represented that it is independent from the Company. We discussed with Deloitte its views as to Deloitte’s independence from the Company and the Company’s management. When considering Deloitte’s independence, we considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2007 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee:

Leon J. Level, Chairman
C. John Langley, Jr.
Allan M. Rosenzweig

The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 2)

The Audit Committee has selected Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2008. The Board is submitting the appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s Amended and Restated Articles of Association or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte for the fiscal year ended January 31, 2009. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2008, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to our Audit Committee’s charter and as required by Nasdaq Rules, our Audit Committee or a comparable independent body of our Board of Directors is responsible for reviewing and approving related party transactions (as that term is defined in the SEC regulations). We are not aware of any related party transactions entered into during Fiscal 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2007, except that Mr. Stubbings filed a Form 4 on February 15, 2007 disclosing the exercise of options to purchase Ordinary Shares and the sale of Ordinary Shares although such form should have been filed on or before January 3, 2007.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2008 ANNUAL MEETING

Nominations for Directors for the 2008 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures currently in effect, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Therefore, in order to be timely for the 2008 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 13, 2008 and not later than April 12, 2008. If you would like a copy of the requirements for nominations by shareholders contained in our Articles of Association, please direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico.

Shareholder Proposals for the 2008 Annual Meeting

Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be (a) by or at the direction of the Chairman of the Board of Directors or (b) by any shareholder who is a holder of record on the record date for such meeting and who complies with the Proposal Procedures.

If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in the year 2008, you must submit such proposal to the Company no later than January 9, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

In order to comply with the Proposal Procedures currently in effect, a shareholder must deliver a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association.

Under the Proposal Procedures, a shareholder’s notice must be delivered to or mailed and received by us not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Therefore, in order to be timely for the 2008 annual meeting, a shareholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 13, 2008 and not later than April 12, 2008. If you would like a copy of the requirements for shareholder proposals contained in our Articles of Association, please direct you request to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2007, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Lance D’Amico
Secretary
Long Beach, California
May 14, 2007

C123456789

		000004	000000000.000000 ext	000000000.000000 ext
			000000000.000000 ext	000000000.000000 ext
			000000000.000000 ext	000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. central Time, on June 11, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class “A” Directors:	For	Withhold		For	Withhold	+
01 - C. John Langley, Jr.	☐	☐	02 - Allan Rosenzweig	☐	☐

	For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐	3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B Non-Voting Items Change of Address — Please print your new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 2 1 C V	J N T 0 1 3 6 2 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS (MEMBERS) OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder (member) of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders (members) to be held June 11, 2007 and proxy statement, and appoints Roger I. MacFarlane, J. Simon Stubbings and Matthys J. Wessels, or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders (members) to be held on Monday, June 11, 2007 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ANY NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class “A” Directors:	For	Withhold		For	Withhold	+
01 - C. John Langley, Jr.	☐	☐	02 - Allan Rosenzweig	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐	3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	1 U P X	0 1 3 6 2 6 2	+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS (MEMBERS) OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder (member) of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders (members) to be held June 11, 2007 and proxy statement, and appoints Roger I. MacFarlane, J. Simon Stubbings and Matthys J. Wessels, or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders (members) to be held on Monday, June 11, 2007 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ANY NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

C123456789

	000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card — ESPP	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class “A” Directors:	For	Withhold		For	Withhold	+
01 - C. John Langley, Jr.	☐	☐	02 - Allan Rosenzweig	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐	3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B Non-Voting Items Change of Address — Please print your new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 2 1 C V	J N T 0 1 3 6 2 6 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
                            00Q6PB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS (MEMBERS) OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder (member) of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders (members) to be held June 11, 2007 and proxy statement, and appoints Roger I. MacFarlane, J. Simon Stubbings and Matthys J. Wessels, or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders (members) to be held on Monday, June 11, 2007 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ANY NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)